Exhibit 99.A

Exhibit A
Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referenced to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

July 24, 2025	/s/ Robert S. Ellin
Robert S. Ellin

JJAT Corp.

July 24, 2025	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Principal

Trinad Capital Master Fund, Ltd.

By: Trinad Capital Management, LLC, the Managing Director of Trinad Capital Master Fund Ltd.

July 24, 2025	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Managing Member

Trinad Capital Management, LLC

July 24, 2025	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Managing Member